Exhibit 10.16

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 9, 2016 is by and between TO Pharmaceuticals LLC, a Delaware limited liability company (the “Company”) and Sidney Taubenfeld, an individual residing at 247 West 87th Street, Apt. 7G, New York, New York 10024 (the “Employee”).

WITNESSETH:

WHEREAS, the Company, together with its subsidiaries, owns the exclusive licenses to exploit Tikun Olam Ltd.’s intellectual property, including without limitation its proprietary cannabis genetics in connection with pharmaceuticals worldwide (the “Business”);

WHEREAS, the Company desires to hire Employee to serve as the executive vice president of the Company, and Employee desires to become employed as the executive vice president of the Company, by the Company, all on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Retention of Services; Term. The Company hereby retains the services of Employee, and Employee agrees to furnish such services, upon the terms and conditions hereinafter set forth. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term of the employment of Employee by the Company, the term of this Agreement shall commence on the date hereof (the “Commencement Date”) and continue for a period of two (2) years thereafter (the “Initial Term”); provided, however, unless otherwise terminated by either party hereto upon prior written notice to the other party not later than sixty (60) days prior to the expiration of the then-current term of this Agreement, this Agreement shall continue by its terms for an additional one (1) year term (each, a “Renewal Term” and, together with the Initial Term, the “Term”).

2.           Duties and Extent of Services During Period of Employment. During the Term of employment, Employee shall: (a) be employed by the Company as Executive Vice President or in such other position or positions as the Board of Directors of the Company (the “Board”) shall determine; (b) manage the Company’s Business and perform such duties and services as are commensurate with Employee’s position or as may be otherwise directed by the Board; (c) devote his full time business efforts to serve the Company; (d) perform all duties incident to Employee’s position to the best of Employee’s ability and in compliance with the policies and procedures of the Company; (e) report directly to the Chief Executive Officer of the Company or such other officer of the Company as may be determined by the Board; and (f) perform Employee’s responsibilities and duties hereunder at the office of the Company located in New York metropolitan area (or wherever the Board may determine), subject, however, to the travel requirements of Employee’s position, as shall be determined from time to time by the Company.

3.           Remuneration. During the Term, the Company shall pay to Employee as compensation for Employee’s services hereunder:

(a)       Base salary at a rate of one hundred sixty eight thousand dollars ($168,000.00) annually, commencing on the Commencement Date, payable in a manner consistent with the Company’s payroll practices.

(b)       The Company shall issue to Employee a warrant to purchase 500 units of membership interests of the Company (the “Units”), in the form attached hereto as Exhibit A.

(c)       The Company hereby represents that as of the date hereof it has 9,500 Units issued and outstanding.

(d)       The Units shall be subject to the terms and provisions of that certain Unit Repurchase Agreement of even date herewith, in the form attached hereto as Exhibit B.

4.           Employee Benefits; Expenses.

(a)       During the Term of this Agreement, the Company may, in its sole discretion, provide Employee the right to participate in the Company’s then existing medical and dental insurance and other employee benefit plans and policies on the same terms as are then generally available to the Company’s executive and managerial employees.

(b)       The Company shall reimburse Employee, in accordance with the practice followed from time to time for other officers of the Company, for all reasonable and necessary business and traveling expenses, and other disbursements incurred by Employee for or on behalf of the Company in the performance of Employee’s duties hereunder, upon presentation by Employee to the Company of an appropriate accounting or documentation of such.

5.            Disability. This Agreement may be terminated at the option of the Company if, as a result of any physical or mental disability, Employee is unable to perform substantially all of Employee’s major duties hereunder for a continuous period of four months or at least ninety (90) days in any consecutive period of one hundred eighty (180) days. Employee shall continue to receive Employee’s full salary plus bonus payments, if any, payable to Employee under Section 3 hereof regardless of any illness or incapacity, unless and until this Agreement is terminated. If Employee’s employment is terminated pursuant to this Section 5, Employee (or Employee’s personal representative, in the case of Employee’s death) shall be entitled to receive Employee’s full salary through the effective date of termination.

6.           Confidential Information; Proprietary Rights.

(a)         In the course of Employee's employment by the Company, Employee will have access to and possession of valuable and important confidential or proprietary data or information of the Company and/or persons or entities (each, an “Affiliate”) controlling, controlled by or under common control of the Company and their respective operations. Employee will not, during Employee's employment by the Company or at any time thereafter, divulge or communicate to any person, nor shall Employee direct any other employee, representative or agent of the Company or any of its Affiliates to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee’s duties hereunder) or use to the detriment of the Company, or any of its Affiliates or for the benefit of any other person or entity, including, without limitation, any competitor, supplier, licensor, licensee or customer of the Company, any of its Affiliates, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as “confidential” or “secret.” Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

(b)         The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all customer information, database information, personnel information, financial information, account lists or other account information, names, telephone numbers or addresses, supplier or vendor lists, trade secrets, patented or other proprietary information, forms, information regarding operations, systems, methods, processes, financing, services, strains, genetics, cultivation techniques or processes, manufacturing, processing, extraction, distribution, storage, transportation, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

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(c)         Employee will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, including, without limitation, those relating to programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee’s employment with the Company and which in any way relate to the Business of the Company (the "Intellectual Property"). Employee agrees that all such Intellectual Property shall be the sole property of the Company and shall be "work made for hire" as defined in 17 U.S.C. § 101. Employee hereby assigns all of Employee’s right, title and interest to the Intellectual Property to the Company. Employee further agrees that Employee, without charge, will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property. To the extent any moral rights or other Intellectual Property rights are not legally transferable to the Company, Employee hereby waives and agrees to never assert any such rights against the Company or any of its Affiliates, even after termination of employment with the Company.

(d)         All written materials, books, records and documents made by Employee or coming into Employee’s possession during Employee’s employment by the Company concerning any products, processes or systems used, developed, investigated, purchased, sold or considered by the Company or any of its Affiliates or otherwise concerning the Business or affairs of the Company or any of its Affiliates, including, without limitation, any files, customer records such as names, telephone numbers, addresses and e-mail addresses, lists, firm records, brochures and literature, shall be the sole property of the Company, shall not be removed from the Company’s premises or transmitted to third parties by Employee, and upon termination of Employee’s employment by the Company, or upon request of the Company during Employee’s employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee’s employment by the Company, Employee will deliver to the Company all other Company property in Employee’s possession or under Employee’s control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists and information, account lists and other account information, database information, plans, designs and other documents, and Employee shall not retain any electronically stored versions of the same.

(e)         During the Term of this Agreement, Employee shall comply in all respects with all applicable federal and state securities laws, including without limitation with respect to insider trading, and all policies and codes of conduct or ethics of the Company and its Affiliates with respect thereto.

7.            Non-Competition.

(a)         During the Term of this Agreement and one (1) year thereafter (except in the event that Employee’s employment hereunder is terminated without “cause”) (the "Restricted Period"), Employee shall not, without the written consent of the Company, directly or indirectly, (i) become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, member, promoter, agent of, consultant for or otherwise, any business which is conducted anyone in world and which is competitive with the Business conducted by the Company; or (ii) for Employee’s own account or for the account of any other person or entity (A) interfere with the Company’s relationship with any of its suppliers, customers, accounts, brokers, representatives or agents or (B) solicit or transact any business with any customer, account or supplier of the Company who or which transacts, has transacted or proposes to transact business with the Company at any time during the Term of this Agreement; or (iii) employ or otherwise engage, or solicit, entice or induce on behalf of Employee or any other person or entity, the services, retention or employment of any person who has been an employee, principal, partner, stockholder, sales representative, trainee, consultant to or agent of the Company within one year of the date of such offer or solicitation. Notwithstanding any provisions in this Section 7, (1) this Section 7 shall not prohibit Employee from purchasing or owning up to five percent (5%) of the outstanding capital stock of a company which has a class of securities registered under Section 12 of the Securities Act of 1934, as amended and (2) to the extent not inconsistent with Employee’s obligations under this Agreement, Employee may engage in charitable or civic activities and make passive investments which are non-competitive and non-conflicting with the Company’s Business.

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(b)         If any one or more of the restrictions contained in this Section 7 shall for any reason be held to be unreasonable with regard to time, duration, geographic scope or activity, the parties contemplate and hereby agree that such restriction shall be modified and shall be enforced to the full extent compatible with applicable law. The parties hereto intend that the covenants contained in this Section 7 shall be deemed a series of separate covenants for each country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 7 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are least populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 7.

8.           Remedies. Employee acknowledges that the covenants contained in Sections 6 and 7 are fair and reasonable in order to protect the Company’s Business and were a material and necessary inducement for the Company to agree to the terms of this Agreement and to the employment of Employee by the Company. Employee further acknowledges that any remedy at law for any breach or threatened or attempted breach of the covenants contained in Sections 6 and 7 may be inadequate and that the violation of any of the covenants contained in Sections 6 and 7 will cause irreparable and continuing damage to the Company. Accordingly, the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder, including, without limitation, an order restraining any further violation of such covenants, or any other relief a court might award, without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security, and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The covenants in Sections 6 and 7 shall run in favor of the Company and its Affiliates, successors and assigns. The provisions of Sections 6 and 7 and this Section 8 shall survive the termination of this Agreement.

9.           Termination.

(a)       The Company may terminate Employee’s services hereunder "for cause" by delivering to Employee not less than ten (10) days prior to the date on which the termination is to be effective, a written notice of termination for cause specifying the act, acts or failure to act that constitute the cause. For the purposes of this agreement, “for cause” shall mean: (i) any act of material fraud or embezzlement adversely affecting the financial, market, reputation or other interests of the Company, (ii) in the event of a conviction of or plea of guilty or nolo contendere by Employee for any felony or other serious crime or crime involving moral turpitude, or any knowing violation of any federal or state banking, securities or tax law or regulation, (iii) any refusal to perform or willful misconduct or gross negligence in connection with Employee’s duties hereunder, if such refusal or willful misconduct or gross negligence is not cured within twenty (20) days after written notice thereof, or (iv) any material breach by Employee of this Agreement if such material breach is not cured within twenty (20) days after written notice thereof.

(b)       The Company may also terminate Employee’s services: (i) in the event that Employee dies or the Company places Employee on disability status pursuant to Section 5 hereof, or (ii) upon a determination by the Board, in its reasonable discretion, within nine (9) months after the date hereof, that Employee has failed to achieve his performance goals as set forth in Exhibit B hereto within the first six (6) months after the date hereof (the “Threshold Obligation”).

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(c)         In the event that (i) the Company terminates Employee’s employment hereunder "for cause" as set forth in Section 9(a), (ii) the Company terminates Employee’s employment pursuant to Section 9(b), or (iii) Employee voluntarily terminates Employee’s employment by the Company, the Company shall pay to Employee any unpaid compensation payable pursuant to Section 3 hereof, which payment (y) shall include all compensation earned up until and including the date on which the termination is effective and (z) shall be made within thirty (30) days after the termination date, and no other compensation shall be payable to Employee.

(d)         If the Company terminates Employee’s employment hereunder for any reason other than "for cause" as set forth in Section 9(a) or pursuant to Section 9(b) hereof, the Company shall pay to Employee compensation payable pursuant to Section 3 hereof for the lesser of (y) six (6) months, or (z) the remaining Term of this Agreement. Employee and the Company acknowledge that the foregoing provisions of this Section 9(d) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

10.          Representations and Warranties of Employee. Employee hereby represents and warrants to the Company, and acknowledges that such representations and warranties are material inducements to the Company entering into this Agreement, as follows:

(a)         Employee has the legal capacity to execute and deliver, and has duly executed and delivered, this Agreement.

(b)         Employee is not subject to any restrictive covenant or confidentiality obligations to any former employer or contractor of Employee; and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party. Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into and perform Employee’s obligations under this Agreement.

(c)        As of the date hereof, Employee does not have any ownership interest in and is not employed by any company or entity (other than the Company) which is engaged in the Business.

(d)         to the knowledge of Employee, Employee is not the subject of any grand jury, prosecutorial, legislative, administrative or other investigation or inquiry by any governmental agency or authority.

11.          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

If to the Company:

TO Pharmaceuticals LLC

One Old Country Road

Carle Place, New York 11514

Newark, Delaware 19713

Fax: (646) 786–4005

Email: barryfarkas1@gmail.com

Attention: Barry Farkas

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With a copy to:

Abrams, Fensterman, Fensterman,

Eisman, Formato, Ferrara & Wolf LLP

1111 Marcus Avenue, Suite 107

Lake Success, New York 11042

Facsimile: (516) 368-6638

Email: nkaufman@abramslaw.com

Attention: Neil Kaufman, Esq.

If to Employee:

Sidney Taubenfeld

247 West 87th Street, Apt. 7G

New York, New York 10024

Email: staub18@yahoo.com

With a copy to:

Michael Schneider, Esq.

11 East 44th Street – 19th Fl.

New York, New York 10017

Telephone: (212) 888-2100

Facsimile: (646) 461-1781

Email: michael@mslaw-us.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, or (iv) if sent via electronic mail, upon its delivery, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

12.          Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of Employee and Employee’s heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Company. In the event of any consolidation or merger of the Company into or with any other company during the Term of this Agreement, person or entity during the Term of this Agreement, such successor company shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor company.

13.          Acknowledgment. Employee acknowledges that Employee has carefully read this Agreement, has had an opportunity to consult counsel regarding this Agreement.

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14.          Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY RELATED DOCUMENTS, ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

15.          Enforcement. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein.

16.          Miscellaneous. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any New York State or Federal court sitting in Kings County, New York over any suit, action or proceeding arising out of or relating to this Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any other agreements entered into between Employee and the Company prior to the date of this Agreement relating thereto. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the party claimed to have waived, consented or excused. A consent, waiver or excuse of any breach shall not constitute a consent to, waiver or, or excuse of any other or subsequent breach whether or not of the same kind of the original breach. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day of and year first above written.

COMPANY:

TO PHARMACUETICALS LLC
By: TO HOLDING GROUP LLC, Manager
By: TO INVESTOR LLC, Manager

By:	/s/ Berel Farkas
Name:	Berel Farkas
Title:	Authorized Signatory

EMPLOYEE:

/s/ Sidney Taubenfeld
Sidney Taubenfeld

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Exhibit A

Warrant To Purchase Units

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THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

VOID AFTER 5:00 P.M. ON MARCH 9 , 2023

TO PHARMACEUTICALS LLC

WARRANT TO PURCHASE UNITS

Carle Place, New York

Certificate No. 1

THIS IS TO CERTIFY THAT, for value received, Sidney Taubenfeld, an individual residing at 247 West 87th Street, Apt. 7G, New York, New York 10024 (the “Warrantholder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from TO PHARMACEUTICALS LLC, a Delaware limited liability (the “Company”), up to 500 units (the “Warrant Units”) of the membership interests of the Company (“Units”), at an exercise price equal to $700 per Unit (the “Exercise Price”) at the times and in the manner set forth below.

As provided herein, the Exercise Price and the number of Warrant Units which may be purchased upon the exercise of this Warrant are, upon the happening of certain events, subject to modification and adjustment.

The rights of the registered holder of this Warrant shall be subject to the following further terms and conditions:

1.	Exercise of Warrant; Payment of Exercise Price.

(a)	Exercise of Warrant.

(i)        While this Warrant remains outstanding, this Warrant shall be exercisable, in whole or in part, as of the date hereof (the “Exercisability Date”), with the exercise form attached as Exhibit A hereto (the “Exercise Form”) duly executed by the Warrantholder or by the Warrantholder’s duly authorized attorney-in-fact, at the principal office of the Company, or at such other office or agency in the United States as the Company may designate by notice in writing to the Warrantholder (in either event, the “Company Offices”), accompanied by payment in accordance with Section 1(b), of the aggregate Exercise Price payable for the Warrant Units being purchased. If the Warrantholder exercises the Warrant for fewer than all of the Warrant Units issuable in accordance with this Warrant, the Company shall, upon each exercise prior to the Expiration Date, execute and deliver to the Warrantholder a new Warrant (dated as of the date hereof) evidencing the balance of the Units that remain subject to issuance upon the exercise of this Warrant. This Warrant shall expire on the seventh (7th) anniversary of the date hereof (the “Expiration Date”), and thereupon the Warrantholder shall surrender this Warrant.

(ii)         On the date of exercise of this Warrant, upon the the Warrantholder exercising same in compliance with the terms hereof, and if previous to such exercise the Warrantholder is not a party to the operating agreement of the Company, upon the execution and delivery to the Company of the joinder agreement in the form attached hereto as Exhibit B, the Warrantholder shall be deemed to have become the holder of record for all purposes of the Units to which the exercise relates.

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(iii)        As soon as practicable after the exercise of all or part of this Warrant, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Warrantholder a certificate or certificates evidencing the number of duly authorized, validly issued, fully paid and nonassessable Units to which the Warrantholder shall be entitled upon such exercise, if the units of membership interests of the Company are certificated as of such time.

(iv)        Any portion of this Warrant, except as otherwise provided in paragraph (b) below, shall become exercisable at the times and in the amounts set forth below (with respect to each tranche and sub-tranche of exercisability, the “Exercisability Date”) until this Warrant expires, so long as the Warrantholder is an employee of the Company or one of its subsidiaries, or Tikun Olam Holding Group LLC, a New York limited liability company (“TOHG”, and together with the Company and its subsidiaries herein referred to as the “Company Group”) as of the Exercisability Date. Except as otherwise provided in paragraphs (b)(i) through (iii) below, upon the termination of the employment by the Company Group of Warrantholder for any reason (whether by the Company Group or by Warrantholder), any portion of this Warrant that is not exercisable as of such termination shall be automatically cancelled and surrendered to the Company:

Number of Units	Exercisability Date
75	September 9 , 2016
50	March 9 , 2017
175* (15.9091 per month*)	On the 9 th day of each of April 2017 through February 2018
200	March 9, 2018
100	The Company having a valuation of $100 million or more**
100	The Company having a valuation of $200 million or more**

** For these purposes, the Company’s valuation will be equal to the pre-transaction equity value of the Company in connection with its most recently completed financing transaction.

(b)	Certain Limitations.

(i)        The portion of this Warrant that is exercisable for 75 Units on September 9, 2016 (the “75 Warrant Tranche”) shall remain exercisable by the Warrantholder or his successors or assigns for the period from the Exercisability Date until this Warrant expires regardless of whether the Warrantholder is an employee of the Company Group as of the date of such exercise, except in the following circumstances:

(A)         If prior to the first anniversary of the date hereof, the employment of Warrantholder has been terminated by the Company Group “for cause” as set forth in section 9(a) of that certain Employment Agreement of even date herewith between the Company and Warrantholder (the “Employment Agreement”); or

(B)        If prior to the first anniversary of the date hereof, the Warrantholder voluntarily terminates his employment with the Company Group.

(ii)        If prior to the Exercisability Date for the initial 75 Warrant Tranche, the Warrantholder dies or becomes Disabled, then the 75 Warrant Tranche shall be automatically cancelled and surrendered to the Company.

(iii)        Except as provided by paragraph (ii) above, if prior to the Exercisability Date for the initial 75 Warrant Tranche, the employment by the Company Group of Warrantholder has been terminated without cause as set forth in section 9(a) of the Employment Agreement, the 75 Warrant Tranche shall remain exercisable through the Expiration Date.

(iv)        The portions of this Warrant that are exercisable for 100 Units, upon the occurrence of the Company having a valuation in excess of $100 million or $200 million, respectively (collectively, the “200 Warrant Tranche”) shall remain exercisable by the Warrantholder or his successors or assigns for the period from the Exercisability Date until this Warrant expires, except if at any time the employment of Warrantholder has been terminated by the Company Group “for cause” as set forth in section 9(a) of the Employment Agreement. Any portion of the 200 Warrant Tranche that has not been exercised as of the date of such termination for cause, if such termination should occur after the second anniversary of the date hereof, shall be automatically cancelled and surrendered to the Company.

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(v)        This Warrant and any Units issued pursuant to this Warrant are subject to the terms and conditions of that certain Repurchase Agreement of even date herewith between the Company and the Warrantholder during the term of such agreement.

(vi)        This Warrant shall become immediately exercisable upon (a) the acquisition of a majority of the voting power of the Company by a person or entity or group of persons or entities by means of any transaction or series of related transactions (including without limitation any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes); or (b) a sale or other disposition of all or substantially all of the assets of the Company (and any subsidiaries, taken as a whole) by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

(c)        Payment of Exercise Price. Payment of the Exercise Price shall be made, at the option of the Warrantholder as expressed in the Exercise Form, by the following methods:

(i)        by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such aggregate Exercise Price for Warrant Units being purchased hereunder;

(ii)        by instructing the Company to withhold a number of Warrant Units then issuable upon exercise of this Warrant with an aggregate fair market value (“Fair Market Value”), as determined in good faith by the Board of Directors of the Company as of the Exercise Date, equal to the aggregate Exercise Price for Warrant Units being purchased hereunder;

(iii)        by surrendering to the Company (x) Warrant Units previously acquired by the Warrantholder with an aggregate Fair Market Value as of the Exercise Date equal to the aggregate Exercise Price for Warrant Units being purchased hereunder and/or (y) other securities of the Company having a value as of the Exercise Date equal to the aggregate Exercise Price for Warrant Units being purchased hereunder (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends, and in the case of Units shall be the Fair Market Value thereof); or

(iv)        any combination of the foregoing.

In the event of any withholding of Warrant Units or surrender of other equity securities pursuant to clause (c)(ii), or (iii) above where the number of Units whose value is equal to the aggregate Exercise Price is not a whole number, the number of Units withheld by or surrendered to the Company shall be rounded up to the nearest whole unit and the Company shall make a cash payment to the Warrantholder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a Unit being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a Unit being so withheld or surrendered multiplied by (y) in the case of Units, the Fair Market Value per Warrant Unit as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.

2.	Issuance of Units; Reservation of Units.

(a)        The Company covenants and agrees that all Units which may be issued upon the exercise of all or part of this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and free from all taxes, liens and charges with respect to the issue thereof.

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(b)        The Company further covenants and agrees that if any Units to be reserved for the purpose of the issuance of Units upon the exercise of this Warrant require registration with, or approval of, any governmental authority under any federal or state law before such Units may be validly issued or delivered upon exercise, then the Company will promptly use its best efforts to effect such registration or obtain such approval, as the case may be.

3.	Adjustments of Exercise Price, Number and Character of Warrant Units, and Number of Warrants.

The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 3.

(a)        Distributions, Subdivisions and Combinations. In case the Company shall at any time on or before the Expiration Date:

(i)          pay or make a distribution in Units or other securities of the Company to holders of all its outstanding Units;

(ii)         subdivide or reclassify the outstanding Units into a greater number of Units;

(iii)        combine the outstanding Units into a smaller number of Units; or

(iv)        issue by reclassification of its Units other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number and kind of securities purchasable upon exercise of this Warrant outstanding immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Units or other securities of the Company which the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date in respect thereto. In the event of any adjustment of the number of Units or other securities of the Company purchasable upon the exercise of this Warrant pursuant to this Paragraph 3(a), the Exercise Price shall be adjusted to be the amount resulting from dividing the number of Units (including fractional Units) covered by this Warrant immediately after such adjustment into the total amount payable upon exercise of this Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this Paragraph 3(a) shall become effective immediately after the effective date of such event retroactive to the record date for any such event. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)        Extraordinary Dividends. In case the Company shall at any time on or before the Expiration Date fix a record date for the issuance of rights, options, or warrants to all holders of its outstanding Units, entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Units (or securities exchangeable for or convertible into Units) at a price per Unit (or having an exchange or conversion price per Unit, with respect to a security exchangeable for or convertible into Units) which is lower than the current Exercise Price per Unit (as defined in Paragraph 3(d) below) on such record date, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which (i) the numerator shall be the number of Units outstanding on such record date plus the number of Units which the aggregate offering price of the total number of Units so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Exercise Price and (ii) the denominator shall be the number of Units outstanding on such record date plus the number of additional Units to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; however, to the extent that Units (or securities exchangeable for or convertible into Units) are not delivered after the expiration of such rights, options, or warrants, the Exercise Price shall be readjusted (but only with respect to any portion of this Warrant exercised after such expiration) to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of Units (or securities exchangeable for or convertible into Units) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company and shall be described in a statement mailed to the Warrantholder. Units owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

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(c)        Extraordinary Distributions. In case the Company shall at any time after the original date of issuance of this Warrant distribute to all holders of its Units (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends and distributions payable out of consolidated net income or earned surplus in accordance with New York law and dividends or distributions payable in Units of stock described in Paragraph 3(a) above) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase Units (or securities exchangeable for or convertible into Units), then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for such distribution by a fraction, of which (i) the numerator shall be the current Exercise Price per Unit of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one Unit and (ii) the denominator shall be such current Exercise Price per Unit. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for such transaction.

(d)        Minimum Adjustment. Except as hereinafter provided, no adjustment of the Exercise Price hereunder shall be made if such adjustment results in a change of the Exercise Price then in effect of less than one dollar ($ 1.00) per unit. Any adjustment of less than one dollar ($1.00) per unit of any Exercise Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to one dollar ($1.00) per unit or more. However, upon exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Exercise Price up to and including the effective date upon which this Warrant is exercised.

(e)        Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to this Section 3, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to each Warrantholder.

(f)        Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the Units (other than a reclassification, subdivision or combination of Units referred to in Paragraph 3(a)), this Warrant shall, after such capital reorganization, reclassification of Units, consolidation, merger, or sale, be immediately exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of Units or other securities, assets, or cash to which a holder of the number of Units purchasable (at the time of such capital reorganization, reclassification of Units, consolidation, merger or sale) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification of Units, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any Units or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Warrantholder such Units, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations hereunder. The subdivision or combination of Units at any time outstanding into a greater or lesser number of Units shall not be deemed to be a reclassification of the Units for purposes of this Paragraph 3(f).

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(g)        Adjustments to Other Securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Warrantholder shall become entitled to purchase any Units or securities of the Company other than the Units, thereafter the number of such other Units or securities so purchasable upon exercise of each Warrant and the exercise price for such Units or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as possible to the provisions with respect to the Units contained in Paragraphs 3(a) through (d), inclusive.

(h)        Deferral of Issuance of Additional Units in Certain Circumstances. In any case in which this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Warrantholder exercised after such record date the Units, if any, issuable upon such exercise over and above the Units, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver as soon as practicable to such holder a due bill or other appropriate instrument provided by the Company evidencing such holder’s right to receive such additional Units upon the occurrence of the event requiring such adjustment.

(i)        Initial Investment. Notwithstanding the foregoing, the number of Units for which this Warrant shall be exercisable and the Exercise Price shall not adjusted in connection with the initial investment of up to $500,000 by or on behalf of the member of the Company.

4.        Replacement of Securities. If this Warrant shall be lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may in its discretion reasonably impose, issue a new warrant of like tenor or date representing in the aggregate the right to subscribe for and purchase the number of Units which may be subscribed for and purchased hereunder. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed warrant shall be at any time enforceable by anyone.

5.          Registration. This Warrant shall be numbered and shall be registered in a register (the “Warrant Register”) maintained at the Company Offices as they are issued. The Warrant Register shall list the name, address and Social Security or other Federal Identification Number, if any, of all warrantholders. The Company shall be entitled to treat the Warrantholder as set forth in the Warrant Register as the owner in fact of this Warrant as set forth therein for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person, and shall not be liable for any registration or transfer of this Warrant that is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

6.          Transfer. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT HAS BEEN ACQUIRED, AND ANY UNITS OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT AND/OR SUCH UNITS OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS WARRANT AND SUCH UNITS OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.

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7.        Exchange of Warrant. This Warrant may be exchanged for another warrant entitling the Warrantholder thereof to purchase a like aggregate number of Units as this Warrant entitles such Warrantholder to purchase. A Warrantholder desiring to so exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant therewith. Thereupon, the Company shall execute and deliver to the person entitled thereto a new warrant or warrants, as the case may be, as so requested.

8.        Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

If to the Company:

TO PHARMACEUTICALS LLC

One Old Country Road

Carle Place, New York 11514

Fax: (646) 786–4005

Email: barryfarkas1@gmail.com

Attention: Barry Farkas

With a copy to:

Abrams, Fensterman, Fensterman,

Eisman, Formato, Ferrara & Wolf, LLP

1111 Marcus Avenue, Suite 107

Lake Success, New York 11042

Telephone: (516) 328-2300

Facsimile: (516) 328-6638

Attention: Neil M. Kaufman

Email: nkaufman@abramslaw.com

If to the Warrantholder:

Sidney Taubenfeld

247 West 87th Street, Apt. 7G

New York, New York 10024

Email: staub18@yahoo.com

With a copy to:

Michael Schneider, Esq.

11 East 44th Street – 19th Fl.

New York, New York 10017

Telephone: (212) 888-2100

Facsimile: (646) 461-1781

Email: michael@mslaw-us.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, or (iv) if sent via electronic mail, upon its delivery, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

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9.        Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is deemed to have been delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State, without regard to its conflicts of laws principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

10.        Expiration. Unless as hereinafter provided, the right to exercise this Warrant shall expire at the Expiration Date.

[Signature Page Follows]

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TO PHARMACEUTICALS LLC

[SIGNATURE PAGE TO WARRANT TO PURCHASE UNITS

Dated: March 9, 2015

TO PHARMACUETICALS LLC
By: TO HOLDING GROUP LLC, Manager
By: TO INVESTOR LLC, Manager

By:
Name:
Title:

EMPLOYEE:

Sidney Taubenfeld

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EXHIBIT A

EXERCISE FORM

Dated:_______________, ____

TO PHARMACEUTICALS LLC:

The undersigned hereby irrevocably elects to exercise the within Warrant, to the extent of purchasing _________________ Units, and hereby makes payment of the Exercise Price in payment of the actual Exercise Price therefor as follows:

☐$___________________ by certified or official bank check payable to the order of the Company or by wire transfer.

☐$________________ by withholding Warrant Units issuable upon exercise of this Warrant;

☐$_____________ by surrendering to the Company (x) $__________ for Warrant Units previously acquired by the Warrantholder, and/or (y) $_______ for other securities of the Company.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Please type or print in block letters)

Taxpayer Identification Number:

Address:

Signature:
(Signature must conform in all respects to the name of the Warrantholder as set forth on the face of this Warrant)

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EXHIBIT B

JOINDER TO OPERATING AGREEMENT

OF TO PHARMACEUTICALS LLC

This JOINDER (the “Joinder”) to Operating Agreement of TO Pharmaceuticals LLC, a Delaware limited liability company (the “Company”), dated as of October 21, 2015, as amended or restated from time to time (the “Agreement”), is made and entered into as of the date below, by and between the Company and the unitholder listed below (“Unitholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Unitholder has acquired certain Units, and the Agreement and the Company require Unitholder, as a holder of such Interest, to become a party to the Agreement, and Unitholder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

A.        Agreement to be Bound. Unitholder hereby (i) acknowledges that he/she/it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, he/she/it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

B.        Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

C.        Headings; Counterparts. The headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder. This Joinder may be executed in multiple counterparts (and may be transmitted via facsimile or other electronic submission) each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Operating Agreement of TO Pharmaceuticals LLC as of the date set forth below.

UNITHOLDER:	UNITHOLDER:
If an Entity:	If an Individual:

By:
Name:	Name:
Title:	Date:
Date:	Address:
Address:

TO PHARMACEUTICALS LLC:		FOR COMPANY USE ONLY:

By:		Number of Units:
	Name:	Class of Units:
	Title:	Capital Contribution:
Date:

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Exhibit B

Threshold Obligation

6 Month Goals

1.	Review and evaluate the Company's data and decide which indications the Company will pursue with emphasis on identifying indications which will differentiate the Company from the numerous other cannabis companies, particularly to find indications that will have the highest probability for success requiring the least amount of time and money.

2.	Recruit a prominent Scientific Advisory Board to guide with the indication decisions.

3.	Once indications are identified, use the success of Zynerba as a template.

4.	In-license/Partner unique drug delivery technology: Buccal, Filmstrip and Sustained action. Available in Israel and/or Canada. Unique drug delivery allows for better patent protection.

5.	Patents: develop and prosecute valid patents essential for valuation

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